Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2021, with respect to the consolidated financial statements of Velocity Financial, Inc., incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

May 26, 2022